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                                                                EXHIBIT 99.2

KV PHARMACEUTICAL COMPANY
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                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                           [KV PHARMACEUTICAL logo]
FOR IMMEDIATE RELEASE



 KV PHARMACEUTICAL COMPANY REPORTS POSITIVE RESOLUTION OF SEVERAL LEGAL MATTERS


     PARAGRAPH IV LEGAL OBSTACLES REMOVED FOR THREE KV ANDA SUBMISSIONS;
                         COMMERCIAL DISPUTE SETTLED



St. Louis, MO, September 8, 2004 - KV Pharmaceutical Company (NYSE: KVa/KVb) today reported that several pending legal matters involving the Company have been resolved. The matters involve three Paragraph IV patent certification requests filed by KV and a long-standing, previously disclosed commercial product marketing dispute.

KV Reports King Pharmaceutical Dismissal of Paragraph IV Litigation on
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Levoythyroxine
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On application by King Pharmaceutical, the Delaware Court has dismissed a case brought by King Pharmaceutical against KV for allegedly of infringing U.S. Patent 6,555,581 (the "'581 patent"), which King's subsidiary Jones Pharma, Inc. has listed in the Orange Book for Levoxyl(R) (levoythyroxine sodium tablets). Levoxyl is indicated for thyroid hormone replacement or supplemental therapy for hypothyroidism. This case had been scheduled for trial in December 2004 in the U.S. District Court for the District of Delaware. The case was dismissed with prejudice and no payments were made by KV to secure the dismissal.

King's lawsuit followed KV's notification that it had filed with the U.S. Food and Drug Administration ("FDA") an Abbreviated New Drug Application ("ANDA") containing a Paragraph IV patent certification seeking approval to market generic versions of all dosage strengths of Levoxyl before the expiration of the '581 patent in 2022.

KV is awaiting approval by the FDA for its ANDA for the generic version of Levoxyl. KV believes that the order dismissing King's case should allow the FDA to grant final approval once the FDA is satisfied that KV has met all non-patent related requirements for approval.

Merck & Co., Inc. Advises Will Not Sue KV
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KV also announced that it was notified by Merck & Co., Inc., that Merck would not file suit against KV based on KV's submission of an ANDA containing a Paragraph IV patent certification seeking approval to market a generic version of Sinemet CR (carbidopa and levodopa extended release tablets) 25mg/100mg before the expiration in June 2006 of the patents listed in the Orange Book for that product.

Sinemet CR is indicated in the treatment of the symptoms of idiopathic Parkinson's disease (paralysis agitans), postencephalitic Parkinsonism, and symptomatic Parkinsonism which may follow injury to the nervous system by carbon monoxide intoxication and/or manganese intoxication. Sinemet CR is manufactured by Merck and distributed in the United States by Bristol-Myers Squibb Company.

KV's filing of the ANDA for the 25mg/100mg dose of generic Sinemet CR follows its submission of an ANDA for the 50mg/200mg dose. KV received FDA approval for the 50mg/200mg dose in June 2004, and KV is already marketing the product in those strengths.

KV is awaiting approval for its ANDA for the 25mg/100mg dose of generic Sinemet CR by the FDA. KV believes that the absence of suit should allow the FDA to grant final approval of that ANDA once the FDA is satisfied that KV has met all non-patent related requirements for approval.

KV and Healthpoint Settle Commercial Dispute
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In a previously disclosed commercial dispute dating to September 2000, KV and Healthpoint recently settled all claims for a $16.5 million payment by KV. The settlement amount was previously fully reserved by KV and therefore will have no negative impact on KV's earnings. This resolution clears all pending claims between KV and Healthpoint without admission of any liability. The settlement was reached to avoid the distraction, costs and uncertainties of continued litigation.

KV Reports BioVail Dismissal of Paragraph IV Litigation on Diltiazem
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Finally, KV Pharmaceutical reported that previously, the U.S. District Court for the Eastern District of Missouri had entered an order dismissing the case filed against KV by BioVail Laboratories, Inc., in which BioVail accused KV of infringing U.S. Patent 5,529,791 ("the '791 patent"), which BioVail has listed in the Orange Book for Tiazac(R) (diltiazem HCl extended release capsules). Tiazac, which is distributed in the United States by Forest Pharmaceuticals, Inc., is indicated for the treatment of hypertension and chronic stable angina. BioVail's lawsuit followed KV's notification that it had filed with the FDA an ANDA containing a Paragraph IV patent certification seeking approval to market a generic version of Tiazac 420mg before the expiration of the '791 patent in 2013. No payments were made by KV to secure the dismissal.

KV is awaiting approval for its ANDA by the FDA. The order dismissing BioVail's case should allow the FDA to grant final approval for KV's ANDA once the FDA is satisfied that KV has met all non-patent related requirements for approval.


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops and markets technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its October 2003 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.


SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could", and other expressions that indicate future events and trends.



All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its branded power with product innovation, promotional programs, and new advertising; (12) risks that the company may not ultimately prevail in its Paragraph IV litigation and that any period of exclusivity may not in fact be realized; and (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.

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